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IDS Tax-Free Money Fund, Inc.
File No. 2-66868/811-3003


                                            Exhibit Index


Exhibit 5: Copy of Investment Management Services Agreement between Registrant and American Express Financial Corporation.

Exhibit 6: Copy of Distribution Agreement between Registrant and American Express Financial Advisors Inc.

Exhibit 8: Copy of Custodian Agreement between Registrant and First National Bank of Minneapolis.

Exhibit 9(c): Copy of Transfer Agency Agreement between Registrant and American Express Financial Corporation.

Exhibit 9(d): Copy of Administrative Services Agreement between Registrant and American Express Financial
                      Corporation.